                          INVESTMENT ADVISORY AGREEMENT

   AGREEMENT made as of April 30, 2001 by and between BT INVESTMENT  PORTFOLIOS, a New York trust (herein called the "Trust") and DEUTSCHE ASSET MANAGEMENT, INC.
(herein called the "Investment Adviser").

   WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

   WHEREAS,  the  Trust  desires  to retain  the  Investment  Adviser  to render investment  advisory and other  services to the Trust with respect to certain of its  series of shares  of  beneficial  interests  as may  currently  exist or be created in the future  (each,  a "Fund") as listed on Exhibit A hereto,  and the
Investment  Adviser  is  willing  to  so  render  such  services  on  the  terms hereinafter set forth;

   NOW, THEREFORE, this Agreement

                              W I T N E S S E T H:

   In consideration of the promises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

   1.  APPOINTMENT.  The Trust hereby appoints the Investment  Adviser to act as investment  adviser  to each Fund for the  period  and on the terms set forth in this Agreement.  The Investment  Adviser accepts such  appointment and agrees to render the services herein set forth for the compensation herein provided.

   2.  MANAGEMENT.  Subject to the  supervision  of the Board of Trustees of the
Trust, the Investment  Adviser will provide a continuous  investment program for the Fund,  including  investment  research  and  management  with respect to all securities,  investments,  cash and cash equivalents in the Fund. The Investment
Adviser will determine from time to time what  securities and other  investments will be purchased,  retained or sold by each Fund. The  Investment  Adviser will provide the services  rendered by it hereunder in accordance with the investment objective(s)  and  policies  of each Fund as stated in the  Fund's  then-current prospectus and statement of additional  information  (or the Fund's then current registration  statement on Form N-1A as filed with the  Securities  and Exchange
Commission (the "SEC") and the then-current  offering  memorandum if the Fund is not registered  under the  Securities Act of 1933, as amended ("1933 Act").  The
Investment Adviser further agrees that it:

      (a) will  conform with all  applicable  rules and  regulations  of the SEC
(herein called the "Rules") and with all applicable  provisions of the 1933 Act;
as amended,  the  Securities  Exchange Act of 1934, as amended (the "1934 Act"), the 1940 Act; and the Investment Advisers Act of 1940, as amended (the "Advisers
Act");

      (b) will place orders pursuant to its investment  determinations  for each
Fund either  directly  with the issuer or with any broker or dealer  selected by
it. In placing orders with brokers and dealers,  the Investment Adviser will use its reasonable  best efforts to obtain the best net price and the most favorable execution  of its  orders,  after  taking  into  account  all  factors  it deems relevant,  including the breadth of the market in the security, the price of the security,  the financial  condition  and  execution  capability of the broker or dealer, and the reasonableness of the commission,  if any, both for the specific transaction  and on a continuing  basis.  Consistent with this  obligation,  the
Investment  Adviser  may,  to the extent  permitted  by law,  purchase  and sell portfolio  securities to and from brokers and dealers who provide  brokerage and research  services  (within the meaning of Section  28(e) of the 1934 Act) to or for the  benefit of any fund and/or  other  accounts  over which the  Investment
Adviser or any of its affiliates exercises investment discretion. Subject to the review of the Trust's  Board of Trustees  from time to time with  respect to the extent and continuation of the policy,  the Investment  Adviser is authorized to pay to a broker or dealer who provides such  brokerage  and research  services a commission  for  effecting a  securities  transaction  which is in excess of the amount of commission  another  broker or dealer would have charged for effecting that  transaction if the Investment  Adviser  determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services  provided  by such  broker or  dealer,  viewed in terms of either  that particular transaction or the overall responsibilities of the Investment Adviser with respect to the accounts as to which it exercises investment discretion; and

      (c) will  maintain  books  and  records  with  respect  to the  securities transactions  of each Fund and will render to the Trust's Board of Trustees such periodic and special reports as the Board may request.

   3. SERVICES NOT EXCLUSIVE.  The investment  advisory services rendered by the
Investment Adviser hereunder are not to be deemed exclusive,  and the Investment
Adviser  shall be free to  render  similar  services  to  others  so long as its services under this Agreement are not impaired thereby.

   4. BOOKS AND RECORDS.  In compliance  with the  requirements of Rule 31a-3 of the Rules under the 1940 Act,  the  Investment  Adviser  hereby  agrees that all records  which it  maintains  for the  Trust are the  property  of the Trust and further  agrees to  surrender  promptly  to the Trust any of such  records  upon request of the Trust. The Investment  Adviser further agrees to preserve for the periods  prescribed by Rule 31a-2 under the 1940 Act the records  required to be maintained  by Rule  31a-1  under  the 1940 Act and to  comply  in full with the requirements  of Rule 204-2 under the Advisers Act pertaining to the maintenance of books and records.

   5. EXPENSES.  During the term of this Agreement,  the Investment Adviser will pay all expenses  incurred by it in connection  with its  activities  under this
Agreement  other than the cost of  purchasing  securities  (including  brokerage commissions, if any) for the Fund.

   6. COMPENSATION.  For the services provided and the expenses assumed pursuant to this Agreement, the Trust will pay the Investment Adviser, and the Investment
Adviser will accept as full  compensation  therefor,  fees,  computed  daily and payable monthly, on an annual basis equal to the percentage set forth on Exhibit
A hereto of that Fund's average daily net assets.

   7. LIMITATION OF LIABILITY OF THE INVESTMENT ADVISER: INDEMNIFICATION.

      (a) The  Investment  Adviser shall not be liable for any error of judgment or  mistake of law or for any loss  suffered  by a Fund in  connection  with the matters to which this Agreement  relates,  except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation  for services or a loss resulting from willful  misfeasance,  bad faith or gross  negligence on the part of the Investment Adviser in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement;

      (b) Subject to the  exceptions and  limitations  contained in Section 7(c)
below:

         (i) the  Investment  Adviser  (hereinafter  referred  to as a  "Covered
Person")  shall be  indemnified  by the  respective  Fund to the fullest  extent permitted by law, against liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding in which he becomes involved,  as a party or otherwise,  by virtue of his being or having been the Investment Adviser of the Fund, and against amounts paid or incurred by him in the settlement thereof;

         (ii) the words "claim,"  "action," "suit," or "proceeding"  shall apply to all  claims,  actions,  suits  or  proceedings  (civil,  criminal  or  other, including appeals), actual or threatened while in office or thereafter,  and the words "liability" and "expenses" shall include,  without limitation,  attorneys'
fees, costs, judgments,  amounts paid in settlement,  fines, penalties and other liabilities.

      (c) No indemnification shall be provided hereunder to a Covered Person:

         (i) who shall have been adjudicated by a court or body before which the proceeding  was  brought  (A) to be liable to the Trust or to one or more Funds'
investors  by reason of willful  misfeasance,  bad faith,  gross  negligence  or reckless  disregard of the duties involved in the conduct of his office,  or (B)
not to have acted in good faith in the reasonable  belief that his action was in the best interest of a Fund; or

         (ii)  in  the  event  of  a   settlement,   unless  there  has  been  a
determination  that such Covered  Person did not engage in willful  misfeasance, bad faith,  gross negligence or reckless disregard of the duties involved in the conduct of his office;

            (A) by the court or other body approving the settlement; or

            (B) by at  least a  majority  of  those  Trustees  who  are  neither
Interested  Persons  of the Trust nor are  parties  to the  matter  based upon a review of readily available facts (as opposed to a full trial-type inquiry); or

            (C) by written  opinion of  independent  legal  counsel based upon a review of readily  available  facts (as opposed to a full  trial-type  inquiry);
provided,  however,  that any  investor  in a Fund  may,  by  appropriate  legal proceedings,  challenge any such determination by the Trustees or by independent counsel.

      (d) The rights of  indemnification  herein provided may be insured against by policies maintained by the Trust, shall be severable,  shall not be exclusive of or affect any other  rights to which any Covered  Person may now or hereafter be entitled, shall continue as to a person who has ceased to be a Covered Person and shall inure to the  benefit of the  successors  and assigns of such  person.
Nothing  contained  herein shall affect any rights to  indemnification  to which
Trust  personnel  and any other  persons,  other than a Covered  Person,  may be entitled by contract or otherwise under law.

      (e) Expenses in connection  with the  preparation  and  presentation  of a defense  to any  claim,  suit  or  proceeding  of  the  character  described  in subsection  (b) of this  Section  7 may be paid by the  Trust on  behalf  of the respective  Fund  from  time to time  prior to final  disposition  thereto  upon receipt  of an  undertaking  by or on behalf of such  Covered  Person  that such amount will be paid over by him to the Trust on behalf of the respective Fund if it is ultimately  determined  that he is not entitled to  indemnification  under this Section 7;  provided,  however,  that either (i) such Covered  Person shall have provided  appropriate security for such undertaking or (ii) the Trust shall be insured  against  losses arising out of any such advance  payments,  or (iii)
either a majority  of the  Trustees  who are neither  Interested  Persons of the
Trust nor  parties to the  matter,  or  independent  legal  counsel in a written opinion,  shall have determined,  based upon a review of readily available facts as opposed to a trial-type inquiry or full  investigation,  that there is reason to believe that such Covered  Person will be entitled to  indemnification  under this Section 7.

   8. DURATION AND  TERMINATION.  This Agreement shall be effective as to a Fund as of the date the Fund  commences  investment  operations  after this Agreement shall have been  approved by the Board of Trustees of the Trust with  respect to that Fund and the Investor(s) in the Fund in the manner  contemplated by Section
15 of the 1940 Act and,  unless  sooner  terminated  as provided  herein,  shall continue  until  the  second  anniversary  of  such  date.  Thereafter,  if  not terminated,  this  Agreement  shall  continue  in  effect  as to such  Fund  for successive periods of 12 months each,  provided such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the
Board  of  Trustees  of the  Trust  who are not  parties  to this  Agreement  or
Interested Persons of any such party, cast in person at a meeting called for the purpose  of  voting  on  such  approval,  or (b) by Vote  of a  Majority  of the
Outstanding  Voting  Securities  of the  Trust;  provided,  however,  that  this
Agreement may be terminated by the Trust at any time, without the payment of any penalty,  by the Board of  Trustees  of the Trust,  by Vote of a Majority of the
Outstanding  Voting  Securities of the Trust on 60 days'  written  notice to the
Investment  Adviser,  or by the Investment  Adviser as to the Trust at any time, without  payment of any penalty,  on 90 days' written notice to the Trust.  This
Agreement will immediately  terminate in the event of its assignment (as used in this  Agreement,  the  terms  "Vote  of a  Majority  of the  Outstanding  Voting
Securities,"  "Interested  Person" and "Assignment' shall have the same meanings as such  terms have in the 1940 Act and the rules and  regulatory  constructions thereunder.)

   9.  AMENDMENT OF THIS  AGREEMENT.  No material term of this  Agreement may be changed,  waived,  discharged or terminated orally, but only by an instrument in writing  signed by the party against which  enforcement  of the change,  waiver, discharge or termination is sought,  and no amendment of a material term of this
Agreement shall be effective with respect to a Fund, until approved by Vote of a
Majority of the Outstanding Voting Securities of that Fund.

   10. REPRESENTATIONS AND WARRANTIES.  The Investment Adviser hereby represents and warrants as follows:

      (a) The  Investment  Adviser is registered as an investment  adviser under the 1940 Act;

      (b) The  Investment  Adviser has all  requisite  authority  to enter into, execute, deliver and perform its obligations under this Agreement;

      (c) This  Agreement  is  legal,  valid and  binding,  and  enforceable  in accordance with its terms; and

      (d) The  performance by the Investment  Adviser of its  obligations  under this Agreement does not conflict with any law to which it is subject.

   11.  COVENANTS.  The Investment  Adviser hereby covenants and agrees that, so long as this Agreement shall remain in effect:

      (a) The Investment  Adviser shall remain either exempt from, or registered under, the registration provisions of the Advisers Act; and

      (b) The  performance by the Investment  Adviser of its  obligations  under this Agreement shall not conflict with any law to which it is then subject.

   12. NOTICES. Any notice required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid,
(a) to the Investment  Adviser,  Mutual Funds Services,  130 Liberty Street, New
York,  New York 10006 or (b) to the Trust,  c/o Deutsche Asset  Management,  One
South Street, Baltimore, Maryland 21202.

   13. WAIVER.  With full knowledge of the  circumstances  and the effect of its action,  the  Investment  Adviser  hereby waives any and all rights which it may acquire in the future against the property of any investor in a Fund, other than shares in that  Fund,  which  arise out of any action or  inaction  of the Trust under this Agreement.

   14.   MISCELLANEOUS.   The  captions  in  this  Agreement  are  included  for
convenience  of  reference  only  and in no way  define  or  delimit  any of the provisions  hereof or otherwise  affect  their  construction  or effect.  If any provision of this Agreement  shall be held or made invalid by a court  decision, statute,  rule or  otherwise,  the  remainder  of this  Agreement  shall  not be affected thereby.

   This  Agreement  shall be binding  upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by the laws of the State of New York,  without  reference to principles of conflicts of law.
The Trust is  organized  under the laws of the State of New York  pursuant  to a
Declaration  of Trust dated March 27, 1993.  No Trustee,  officer or employee of the Trust shall be personally bound by or liable hereunder,  nor shall resort be had to their private  property for the  satisfaction  of any obligation or claim hereunder.

   IN WITNESS  WHEREOF,  the parties  hereto have caused this  instrument  to be executed by their officers  designated  below as of the day and year first above written.

                                                 BT INVESTMENT PORTFOLIOS

                                                 By: /s/ Daniel O. Hirsch
                                                     Name: Daniel O. Hirsch
                                                     Title:  Secretary

                                                 DEUTSCHE ASSET MANAGEMENT, INC.

                                                 By: /s/ Ross Youngman
                                                     Name:  Ross Youngman
                                                     Title: Managing Director

                                    EXHIBIT A

                                       TO
                          INVESTMENT ADVISORY AGREEMENT
                            MADE AS OF APRIL 30, 2001
                                     BETWEEN
          BT INVESTMENT PORTFOLIOS AND DEUTSCHE ASSET MANAGEMENT, INC.

FUND                                                     INVESTMENT ADVISORY FEE
----                                                     -----------------------
Small Cap Portfolio                                               0.65%
Asset Management Portfolio II                                     0.65%
Asset Management Portfolio III                                    0.65%
Liquid Assets Portfolio                                           0.15%
PreservationPlus Portfolio                                        0.35%
PreservationPlus Income Portfolio                                 0.70%
U.S. Bond Index Portfolio                                         0.15%
EAFE Equity Index Portfolio                                       0.25%
Small Cap Index Portfolio                                         0.15%
Quantitative Equity Portfolio                                     0.50%

                                    EXHIBIT A
                            AS UPDATED: JUNE 1, 2001

                                       TO
                          INVESTMENT ADVISORY AGREEMENT
                            MADE AS OF APRIL 30, 2001
                                     BETWEEN
          BT INVESTMENT PORTFOLIOS AND DEUTSCHE ASSET MANAGEMENT, INC.

FUND                                                     INVESTMENT ADVISORY FEE
----                                                     -----------------------
Small Cap Portfolio                                               0.65%
Asset Management Portfolio II                                     0.65%
Asset Management Portfolio III                                    0.65%
Liquid Assets Portfolio                                           0.15%
PreservationPlus Portfolio                                        0.35%
PreservationPlus Income Portfolio                                 0.70%
U.S. Bond Index Portfolio                                         0.15%
EAFE Equity Index Portfolio                                       0.25%
Quantitative Equity Portfolio                                     0.50%